                                                                     EXHIBIT 4.1

                            [iExalt INC. LETTERHEAD]

June 14, 2001


Mr. Randy Moseley
Tensor Technologies, Inc.
213 Palomino Court
Ft. Worth, TX  76126

Re: Letter Agreement / Consideration for Consulting Services

Dear Mr. Moseley:

This letter documents the agreement that we have negotiated. From the period of June 14, 2001 to June 13, 2003, with renewal options on an annual basis thereafter. Mr. Moseley will provide significant services to iExalt, Inc. (the "Company") related to the following: Randy Moseley shall provide consulting and advisory services to iExalt towards developing iExalt's technology plan to accomplish its strategic and business plans and integrate the Company's business operations. The time, attention and consulting services to be devoted by Mr. Moseley is expected to be significant.

As such, our Board of Directors has approved the grant of 1,400,000 shares of the Company's common stock, par value $.001 per share, as consideration for your services in addition to any other prior approved out of pocket fees due under the Consulting Agreement. Pursuant to our negotiations, the Company has agreed, on a best efforts basis, to seek registration of the shares underlying this agreement using a registration on Form S-8.

Please signify your agreement to this fee structure by signing below and fax and mail such executed letter to the Company at the address noted above. Thank you again for your efforts and we look forward to a continued relationship.

Sincerely,

/s/ DONALD W. SAPAUGH
    Donald W. Sapaugh
    Chairman/CEO

    ms

ACCEPTED AND AGREED TO:


   /s/ RANDY MOSELEY
   --------------------------------------
   RANDY MOSELEY


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                            [iExalt INC. LETTERHEAD]

June 21, 2001


Mr. Ric Halden
RJ Halden Holdings, Inc.
213 Palomino Court
Ft. Worth, TX  76126

Re: Letter Agreement / Consideration for Consulting Services

Dear Mr. Halden:

This letter documents the agreement that we have negotiated. From the period of June 14, 2001 to June 13, 2003, with renewal options on an annual basis thereafter. Mr. Halden will provide significant services to iExalt, Inc. (the "Company") related to RJ Halden Holdings shall provide consulting and advisory services in assistance with debt consolidation and cash-flow planning and assist in negotiations with creditors.

The time, attention and consulting services to be devoted by Mr. Halden is expected to be significant.

As such, our Board of Directors has approved the grant of 1,800,000 shares of the Company's common stock, par value $.001 per share, as consideration for your services in addition to any other prior approved out of pocket fees due under the Consulting Agreement. Pursuant to our negotiations, the Company has agreed, on a best efforts basis, to seek registration of the shares underlying this agreement using a registration on Form S-8.

Please signify your agreement to this fee structure by signing below and fax and mail such executed letter to the Company at the address noted above. Thank you again for your efforts and we look forward to a continued relationship.

Sincerely,

/s/ DONALD W. SAPAUGH
    Donald W. Sapaugh
    Chairman/CEO

    ms

ACCEPTED AND AGREED TO:


   /s/ RIC HALDEN
   -------------------------------------------
   RICHARD J. HALDEN, RJ Halden Holdings, Inc.

                            [iExalt INC. LETTERHEAD]

June 21, 2001


Mr. Stan Woods
Cresson Investments, Inc.
213 Palomino Court
Ft. Worth, TX  76126

Re: Letter Agreement / Consideration for Consulting Services

Dear Mr. Woods:

This letter documents the agreement that we have negotiated. From the period of June 14, 2001 to June 13, 2003, with renewal options on an annual basis thereafter. Mr. Woods will provide significant services to iExalt, Inc. (the "Company") related to :

1. Stan Woods shall provide consulting and advisory services for rationalization of subsidiary structure and divestiture of lines of business.
2. Stan Woods shall provide business development, and advisory services concerning rationalization of personnel post-divesture consolidation and related compensation issues.

The time, attention and consulting services to be devoted by Mr. Woods is expected to be significant.

As such, our Board of Directors has approved the grant of 1,800,000 shares of the Company's common stock, par value $.001 per share, as consideration for your services in addition to any other prior approved out of pocket fees due under the Consulting Agreement. Pursuant to our negotiations, the Company has agreed, on a best efforts basis, to seek registration of the shares underlying this agreement using a registration on Form S-8.

Please signify your agreement to this fee structure by signing below and fax and mail such executed letter to the Company at the address noted above. Thank you again for your efforts and we look forward to a continued relationship.

Sincerely,

/s/ DONALD W. SAPAUGH
    Donald W. Sapaugh
    Chairman/CEO

    ms

ACCEPTED AND AGREED TO:


   /s/ STAN WOODS
   --------------------------------------
   Stan Woods, Cresson Investments, Inc.